                      CERTIFICATE OF DESIGNATION OF
              6% CONVERTIBLE PREFERRED STOCK, SERIES 1999-C
                   OF UNIVIEW TECHNOLOGIES CORPORATION

                     Pursuant to Article 2.13 of the
                     Texas Business Corporation Act

     Section  1.      Designation, Amount, Par Value,  Stated  Value  and
Rank.   The  series of preferred stock shall be designated as Convertible
Preferred Stock, Series 1999-C (the "Series 1999-C Preferred Stock"), and the number of shares so designated shall be 44 (which shall not be subject to increase without the consent of the holders of the Series 1999-C Preferred Stock ("Holder")). Each share of Series 1999-C Preferred
Stock shall have a par value of $1.00 per share and a stated value of $25,000 per share (the "Stated Value").

     The Series 1999-C Preferred Stock shall rank senior to the Junior Securities (as defined below) and pari passu with all other series of preferred stock of the Company issued and outstanding as to dividends, distributions and upon liquidation, dissolution or winding up.

     Section 2.     Dividends.

     (a) Holders of Series 1999-C Preferred Stock shall be entitled to receive, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 6% per annum, payable in cash or shares of Common Stock (as defined in Section
7) at the option of the Company. Dividends on the Series 1999-C Preferred Stock shall accrue daily commencing on May 14, 1999. Accrued and unpaid dividends of the Series 1999-C Preferred Stock shall be paid on each Conversion Date, as defined below. The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock. If dividends are paid in shares of Common Stock, the number of shares of Common Stock payable as such dividend to each Holder shall be equal to the cash amount of such dividend payable to such Holder on such dividend payment date divided by the closing sale price of the Common Stock on such Conversion Date.

     (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends (and must deliver cash in respect thereof) on the Series 1999-C Preferred Stock if the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay such dividends in shares of Common Stock.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series 1999-C Preferred Stock shall have no voting rights.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series 1999-C Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series 1999-C Preferred Stock shall be distributed among the holders of Series 1999-C Preferred Stock and the holders of all securities ranking pari passu to the Series 1999-C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation. The Company shall mail written notice of any such Liquidation, not less than 10 days prior to the payment date stated therein, to each record holder of Series 1999-C Preferred Stock.

     Section 5.     Conversion.

     (a) (i) Each share of Series 1999-C Preferred Stock shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 5(a)(iv)) at the Conversion Ratio (as defined in Section 7) at the option of the Holder in whole or in part at any time beginning on August 14, 1999, and thereafter. The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Series 1999-C Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall specify the number of shares of Series 1999-C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(h). Subject to Section 5(a)(iii) hereof, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series 1999-C Preferred Stock represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted, or the Company shall carry the balance of such remaining shares of Holder's Series 1999-C Preferred Stock on the Company's preferred stock ledger without issuing a new certificate, at Holder's option. In the absence of receipt by the Company of Holder's election not to receive new certificates, the Company shall deliver such certificate(s) as provided herein.

          (ii) On the third anniversary of the Original Issue Date, the Company may redeem, pursuant to Section 6, or request the conversion of, all of the then outstanding and unconverted shares of Series 1999-C Preferred Stock. Conversion shall be at the Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii)) by delivering to the Holder of such shares to be converted a notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), provided, that, no such conversion is permitted unless at the time of the delivery of the Company Conversion Notice and on the Company Conversion Date (as defined below), (a) the Company is in compliance with all of its obligations under this Certificate of Designation and the Purchase Agreement. Each Company Conversion Notice shall specify the number of shares of Series 1999-C Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to
     Section 5(h). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice." If the Company is converting less than all shares of Series 1999-C Preferred Stock represented by the certificate or certificates tendered by the Holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted, or the Company shall carry the balance of such remaining shares of Holder's Series 1999-C Preferred Stock on the Company's preferred stock ledger without issuing a new certificate at Holder's option. In the absence of receipt by the Company of Holder's election not to receive new certificates, the Company shall deliver such certificate(s) as provided herein.

          (iii) If on the Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq Stock Market, the American Stock Exchange or the Nasdaq
     SmallCap Market, (B) such exchange deems this agreement to be subject to its shareholder approval requirements, (C) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series 1999-C Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series 1999-C Preferred Stock and in respect of payment of dividends hereunder, would exceed 19.9% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (D) the Company has not previously obtained
     Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Series 1999-C Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series 1999-C Preferred Stock held by any such Holder bears to all shares of Series 1999-C Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such Holder in respect of the Holder Conversion Notice at issue or in respect of payment of dividends hereunder in excess of the Issuable Maximum, the Company shall, as promptly as possible, but in no event later than 90 days after such Conversion Date, either, (i) convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval, or (ii) redeem, for an amount, paid in cash, equal to the Stated Value of such shares, plus any accrued but unpaid dividends on such shares, multiplied by 115% of all or a portion of the shares of Series 1999-C Preferred Stock to which such Holder Conversion Notice applies as would cause the number of shares of Common Stock issuable upon such conversion to exceed the Issuable Maximum. "Shareholder Approval" means the approval at a meeting of the shareholders of the Company held in accordance with the Company's Articles of Incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series 1999-C Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent, if any, required pursuant to Nasdaq Marketplace Rule 4310(c)(25)(H)(i)(d)(2) (or any successor or replacement provision thereof). Notwithstanding anything in this Certificate of Designation to the contrary, if such exchange deems this agreement to be subject to its shareholder approval requirements, the parties agree that the aggregate number of shares of Common Stock which may be acquired by any Investor or all Investors upon conversion of any or all of the shares of Series 1999-C Preferred Stock pursuant to the terms set forth in this Certificate of Designation shall in no event exceed the Issuable Maximum, and the voting interest of any Investor or all Investors shall in no event exceed 19.9%, unless the Company has obtained prior Shareholder Approval.

     (b) Not later than five (5) Trading Days after certificates evidencing shares of Series 1999-C Preferred Stock are either delivered for conversion to the Company, or the holder of such Series 1999-C Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith (the "Delivery Date"), the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.l(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series 1999-C Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 5(a)(iv),
(ii) one or more certificates representing the number of shares of Series 1999-C Preferred Stock not converted, unless the Holder otherwise elects to instead have such ownership indicated on the Company's ledgers, (iii) a bank check in the amount of accrued and unpaid dividends (if the
Company has elected to pay accrued dividends in cash) and (iv) if the Company has elected to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions  (other  than  those required by  the  Purchase  Agreement), representing such Shares of Common Stock. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

     (c)   (i)   The  conversion price for each share  of  Series  1999-C
     Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be fixed at $1.25.

          (ii) If the Company, at any time while any shares of Series 1999-C Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
     Section 5(c)(ii) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (iii)     Whenever the Conversion Price is adjusted pursuant to
     Section 5(c)(ii), the Company shall promptly mail to each holder of Series 1999-C Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (iv) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 65% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series 1999-C Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series 1999-C Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series 1999-C Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled.

          (iv) If:

               A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               B. the Company shall declare a special non-recurring cash dividend on or a redemption of its Common Stock; or

               C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

               E.   the   Company   shall  authorize  the  voluntary   or
                    involuntary dissolution, liquidation or winding up of the affairs of the Company;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series 1999-C Preferred Stock, and shall cause to be mailed to the Holders of Series 1999-C Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Subject to Section 5(a)(i), Holders are entitled to convert shares of Series 1999-C Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series 1999-C Preferred Stock and payment of dividends on Series 1999-C Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series 1999-C Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Series 1999-C Preferred Stock and payment of dividends hereunder.

     (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but the holder of a share of Series 1999-C Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

     (f) The issuance of certificates for shares of Common Stock on conversion of Series 1999-C Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

     (g) Shares of Series 1999-C Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

     (h) Any and all notices or other communications or deliveries to be provided by the holders of the Series 1999-C Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief
Executive Officer and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Series 1999-C Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.

     Section 6.     Redemptions.

     (a) All outstanding and unconverted shares of Series 1999-C Preferred Stock on the third anniversary of the Original Issue Date shall, at the Company's option, either be converted pursuant to Section 5(a)(ii) or redeemed by the Company pursuant to this Section 6, from funds legally available therefor at a redemption price equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) 133% of the face value of Series 1999-C Preferred Stock then outstanding (the "Redemption Price") (such price to be adjusted proportionately in the event of any change in the Conversion Price or any change of the Series 1999-C Preferred Stock into a different number of Shares). Thereafter, all shares of Series 1999-C Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock.

     (b) Upon receiving a Conversion Notice, and from time to time, the Company may redeem, in whole or in part, Series 1999-C Preferred Stock at the Redemption Price.

      (c) Thirty (30) days prior to any date stipulated by the Company for the redemption of Series 1999-C Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series 1999-C Preferred Stock. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series 1999-C Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Company, in the manner and at the place designated of a share certificate or share certificates representing the number of shares of Series 1999-C Preferred Stock to be redeemed from such holder and (iv) instructions as to how to specify to the Company the number of shares of Series 1999-C Preferred Stock to be redeemed as provided in this Section and the number of shares to be converted into Common Stock.

      (d) Upon receipt of the Redemption Notice, any Holder of Series 1999-C Preferred Stock shall have the right to convert into Common Stock that number of shares of Series 1999-C Preferred Stock not called for redemption in the Redemption Notice.

      (e) On or before the Redemption Date in respect of any shares of Series 1999-C Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 6(f) hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Company shall cause the shares of Series 1999-C Preferred Stock which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

      (f) On the Redemption Date in respect of any Series 1999-C Preferred Stock or prior thereto, the Company shall deposit with the Escrow Agent, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series 1999-C Preferred Stock in respect of which the Company has received notice from the Holder thereof of its election to convert Series 1999-C Preferred Stock into Common Shares), with irrevocable instructions and authority to the Escrow Agent to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the Escrow Agent payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of ninety (90) days following the Redemption Date shall be released or repaid to the Company, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Company.

     Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Common Stock" means the Company's common stock, $.10 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

     "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time.

     "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series 1999-C Preferred Stock.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Original Issue Date" shall mean May 14, 1999, regardless of the number of transfers of any particular shares of Series 1999-C Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series 1999-C Preferred Stock.

     "Person"   means  a  corporation,  an  association,  a  partnership,
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     "Purchase Agreement" means the Convertible Series 1999-C Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original holders of the Series 1999-C Preferred Stock.

     "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq Stock Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

     "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible and the shares or Common Stock issuable upon payment of dividends thereon, in accordance with the terms hereof and the Purchase Agreement.

     Section 8. Notices. Except as otherwise provided in the event of conversion of shares of Series 1999-C Preferred Stock, all notices or other communications required hereunder shall be in writing and shall be sent either (a) by courier, or (b) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

          To the Company:uniView Technologies Corporation
                         10911 Petal Street
                         Dallas, Texas 75238
                         Attn: Patrick A.  Custer
          To the Holders:________________________________
                         ________________________________
                         ________________________________
                         Attn: ____________________________

or such other address as any of the above may have furnished to the other parties in accordance herewith.

                                EXHIBIT A

                          NOTICE OF CONVERSION
                        AT THE ELECTION OF HOLDER

(To    be   Executed   by   the
Registered Holder in  order  to
Convert shares of Series 1999-C
Preferred Stock)

     The undersigned hereby elects to convert the number of shares of Series 1999-C Convertible Preferred Stock indicated below, into shares of common stock, par value $.10 per share (the "Common Stock"), of uniView Technologies Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                           _____________________________________
                           Date to Effect Conversion
                           _____________________________________
                           Number  of  shares  of  Series  1999-C
                           Preferred Stock to be Converted
                           _____________________________________
                           Number  of shares of Common  Stock  to
                           be Issued
                           _____________________________________
                           Applicable Conversion Price
                           _____________________________________
                           Signature
                           _____________________________________
                           Name
                           _____________________________________
                           Address

                                EXHIBIT B

                         NOTICE OF CONVERSION AT
                       THE ELECTION OF THE COMPANY

     The undersigned in the name and on behalf of uniView Technologies Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert [____] shares of its 6% Series 1999-C Convertible Preferred Stock (the "Series 1999-C Preferred Stock") held by the Holder into shares of common stock, par value $.10 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:
                           _____________________________________
                           Date to Effect Conversion
                           _____________________________________
                           Number  of  shares  of  Series  1999-C
                           Preferred Stock to be Converted
                           _____________________________________
                           Number  of shares of Common  Stock  to
                           be Issued
                           _____________________________________
                           Applicable Conversion Price
                           _____________________________________
                           Name of Holder
                           _____________________________________
                           Address of Holder